UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2015

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 SCOTTSDALE RD, SUITE 4400 SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of the Company (the “Meeting”) was held on May 20, 2015, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the close of business on March 31, 2015, the record date for the Meeting, 27,326,375 shares of the Company’s common stock were issued, outstanding and entitled to vote. At the Meeting, 25,469,395 shares of the Company’s common stock were represented in person or by proxy. Three proposals were scheduled and noticed to be acted upon at the Meeting: (i) to elect three directors to serve until the 2018 annual meeting and to elect one director to serve until the 2017 annual meeting, or until the election and qualification of their successors (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the year 2015 (“Proposal Number Three”).

At the Meeting, three members of the board, Mary F. Sammons, Kay Coles James and Eran Broshy were nominated for election to serve three year terms until the Company’s 2018 annual meeting, and John O. Agwunobi, M.D. was nominated for election to serve a two year term until the 2017 annual meeting, or until the election and qualification of their successors were elected. The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non- Votes
Mary F. Sammons	24,202,548	509,333	757,514
Kay Coles James	24,224,058	487,823	757,514
Eran Broshy	24,282,992	428,889	757,514
John O. Agwunobi, M.D.	24,343,582	368,299	757,514

Other directors whose terms of office continued after the Meeting are: Michael S. Diament, Robert M. Le Blanc, William J. McBride, Perry G. Fine, M.D., Barry M. Smith and Michael P. Ressner.

Proposal Number Two was adopted with 15,392,375 shares voted for, 9,278,046 shares voted against, 41,460 shares abstaining and 757,514 broker non-votes.

Proposal Number Three was adopted with 25,192,937 shares voted for, 243,377 shares voted against and 33,081 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: May 22, 2015	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer